Testing the Waters Materials Related to Series #18ALLEN

#18ALLEN

'18 PANINI NATIONAL TREASURES JOSH ALLEN ROOKIE CARD

THIS INITIAL OFFERING IS COMING SOON!

9.5

CURRENT VALUE: $36,000

OFFERING FOR THIS ASSET IS NOT YET SCHEDULED. CHECK BACK SOON

OPINIONS DETAILS GALLERY LEGAL

#18ALLEN

'18 PANINI NATIONAL TREASURES JOSH ALLEN ROOKIE CARD

C.O.A. SPECS

FINANCIALS

Initial Offering Share Price	$3.00
Number of Shares	12,000
Initial Offering Market Cap.	$36,000
Storage Location	Rally

ASSET SPECIFICATIONS

Sport	Football
Professional League	NFL
Player	Josh Allen

DESCRIPTION OF SERIES 2018 JOSH ALLEN ROOKIE CARD

Investment Overview

•Upon completion of the Series #18ALLEN Offering, Series #18ALLEN will purchase a 2018 National Treasures #163 Josh Allen Autographed Jersey Rookie Card graded BGS 9.5 for Series #18ALLEN (The “Series 2018 Josh Allen Rookie Card” or the “Underlying Asset” with respect to Series #18ALLEN, as applicable), the specifications of which are set forth below.

•The Panini Group, which manufactured #18ALLEN, was founded in 1961 in Modena, Italy and has grown to have subsidiaries around the world specializing in sticker and trading card collectibles as well as magazines, comic books, manga, and graphic novels.

•Josh Allen is a professional football player who currently plays quarterback for the Buffalo Bills. In three NFL seasons Allen has been named to one Pro Bowl and most recently led the Bills to a 13-3 record in the 2020 regular season, losing in the AFC Championship Game.

•The Underlying Asset is a 2018 National Treasures #163 Josh Allen Autographed Jersey Rookie Card graded BGS 9.5.

Asset Description

Overview & Authentication

•Josh Allen was born on May 21, 1996, in Firebaugh, California.

•Allen attended college at the University of Wyoming from 2015 to 2017. Over three seasons, Allen played in 27 games as the Wyoming Cowboys quarterback, completing 365 passes in 649 attempts for a total of 5,066 yards and 44 touchdowns.

•Allen was drafted 7th overall by the Buffalo Bills in the 2018 NFL Draft.

•During Allen’s first season at age 22, he played in 12 games (starting 11 of them), completing 52.8% of his passes for 2,074 yards, 10 touchdowns, and 12 interceptions.

•During Allen’s second season in 2019, he started all 16 regular season games, completing 58.8% of his passes for 3,089 yards, 20 touchdowns, and 9 interceptions.

•During the 2020 season, Allen started all 16 games once again, completing 69.2% of his passes for 4,544 yards, 37 touchdowns, and 10 interceptions. Allen was selected to his first Pro Bowl for his performance during the 2020 season.

•Allen finished second in voting for the NFL MVP award in 2020, losing out to Aaron Rodgers.

•Allen is 6’5’’.

•Coming out of college, many analysts and scouts were skeptical of Allen and believed that he was a very raw prospect with an inconsistent record. In 2021, after Allen narrowly missed out on winning an NFL MVP, CBS wrote the following: “Josh Allen has gone from laughing-stock draft prospect, to serviceable rookie starter, to solid but volatile second-year pro, to MVP vote-getter in three seasons in the NFL, and Bills GM Brandon Beane has done a marvelous job building around his towering quarterback with the rocket arm.”

•Panini’s National Treasures series is a yearly premium release that features autographed and limited production cards.

•The Underlying Asset has been issued a grade of GEM MINT 9.5 by Beckett Grading Services (BGS) with Certification No. 0012078308.

Notable Features

•The Underlying Asset is a 2018 National Treasures #163 Josh Allen Autographed Jersey Rookie Card graded BGS 9.5.

•The Underlying Asset’s BGS Condition Report consists of the following grades: Centering: 10, Corners: 9, Edges: 9.5, Surface: 9.5, Autograph: 10.

•The Underlying Asset is 1 of 16 2018 National Treasures #163 Josh Allen Autographed Jersey Rookie Card examples graded BGS 9.5 with 0 graded higher.

•The Underlying Asset comes from a total print-run of 99.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from BGS.

Details

Series 2018 Josh Allen Rookie Card
Sport	Football
Professional League	NFL
Player	Josh Allen
Team	Buffalo Bills
Year / Season	2018
Memorabilia Type	Trading Card
Manufacturer	Panini
Print-run	/99
Rarity	1 of 16 (BGS 9.5)
Number in Set	#163
Authentication	Beckett Grading Services (BGS)
Grade	9.5
Grade (Centering)	10
Grade (Corners)	9
Grade (Edges)	9.5
Grade (Surface)	9.5
Grade (Autograph)	10
Certification No.	0012078308

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 2018 Josh Allen Rookie Card going forward.

#18ALLEN | *Visuals*

#18ALLEN features Allen’s blue-penned signature beneath a blue & white jersey patch.

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